SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           February 8, 2010
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) approved the implementation of “clawback” provisions for all of the Company’s annual cash incentive plans, including the Senior Executive Management Performance Plan (the “SEMPP”), and for certain future awards under the Company’s Long-Term Incentive Plan, as Amended and Restated (the “LTIP”). The SEMPP, as amended and restated, is subject to approval by the Company’s shareholders at its 2010 annual meeting of shareholders. The Company’s named executive officers are eligible to participate in the SEMPP and receive awards under the LTIP.
     Pursuant to the clawback provisions under the cash bonus plans, if any of the Company’s financial statements for any fiscal year after 2009 are restated due to material noncompliance with any U.S. financial reporting requirements as a result of the participant’s personal misconduct or fraudulent activity, as determined by the Committee, then the Committee has discretion to cause the Company to recover all or a portion of the participant’s bonus for the affected fiscal year.
     Additionally on February 8, 2010, the Committee approved grants of performance shares to certain officers, including its named executive officers, pursuant to the LTIP. A performance share is a bookkeeping equivalent to one common share. If, during the performance period, the specified management objectives established by the Committee are achieved, the recipient will be eligible to earn the performance shares on an annual time-vested basis during the remainder of the performance period. If the recipient has not achieved the management objectives during the performance period, the performance shares will be forfeited unless, prior to the fourth anniversary of the grant, the recipient dies or becomes disabled or a change in control occurs. Unearned performance shares are also forfeited upon the recipient’s termination of employment other than upon certain terminations relating to retirement, a layoff or a divestiture. Upon a change in control or the death or disability of the recipient, the performance shares become fully earned. To the extent earned, the performance shares will be paid to the recipient in common shares. These awards also provide for the payment of dividend equivalents. Any dividend equivalents relating to dividends paid prior to achieving the management objections will be held and paid if and when the management objectives are achieved. Thereafter, dividend equivalents will be paid to a recipient in the same calendar quarter that dividends are paid to shareholders of the Company generally. The performance shares will be granted pursuant to a Performance Share Agreement, the form of which is attached hereto as Exhibit 10.1. The Performance Share Agreement does not include a clawback provision.

Exhibits.

10.1	Form of Performance Share Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: February 11, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Performance Share Agreement